                                              INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 11th day of November,  2002 by and between  American  Skandia Trust, a  Massachusetts  business trust (the "Fund"),  and American Skandia Investment  Services,  Incorporated,  a Connecticut  corporation (the "Investment
Manager");

                                                     W I T N E S E T H
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WHEREAS,  the Fund is registered as an open-end,  diversified  management  investment  company under the Investment Company
Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the  Investment  Manager is  registered as an investment  adviser under the  Investment  Advisers Act of 1940, as amended (the "Investment Advisers Act"); and

WHEREAS,  the Fund and the  Investment  Manager  desire to enter into an  agreement  to provide for the  management  of the assets of the AST William Blair  International  Growth Portfolio (the "Portfolio") on the terms and conditions  hereinafter set forth.

NOW, THEREFORE,  in consideration of the mutual covenants herein contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The  Investment  Manager  shall act as  investment  manager  for the  Portfolio  and  shall,  in such
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capacity,  manage the investment operations of the Portfolio,  including the purchase,  retention,  disposition and lending of securities,  subject at all times to the policies and control of the Fund's Board of Trustees.  The  Investment  Manager
shall give the  Portfolio  the  benefit of its best  judgments,  efforts  and  facilities  in  rendering  its  services  as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under paragraph 1 hereof,  the Investment  Manager
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shall:

         (a)  supervise and manage all aspects of the Portfolio's operations:

         (b) provide the Portfolio or obtain for it, and thereafter  supervise,  such executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Fund's Board of Trustees;

         (c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto,  proxy material,  tax returns,  reports to the  Portfolio's  shareholders,  reports to and filings with the Securities  and Exchange  Commission, state Blue Sky authorities and other applicable regulatory authorities;

         (d) provide to the Board of Trustees of the Fund on a regular  basis,  written  financial  reports and analyses on the Portfolio's securities transactions and the operations of comparable investment companies;

         (e) obtain and evaluate  pertinent  information  about  significant  developments  and economic,  statistical  and financial data,  domestic,  foreign or otherwise,  whether  affecting the economy  generally or the Portfolio,  and whether concerning  the individual  issuers whose  securities are included in the Portfolio or the activities in which they engage, or with respect to securities which the Investment Manager considers desirable for inclusion in the Portfolio;

         (f) determine what issuers and securities  shall be represented in the Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

         (g)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Board of Trustees; and

         (h) take, on behalf of the  Portfolio,  all actions  which appear to the Fund  necessary to carry into effect such purchase and sale programs and  supervisory  functions as  aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The Investment  Manager is responsible for decisions to buy and sell securities for
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the Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission rates. The Investment Manager shall determine  the  securities  to be purchased or sold by the Portfolio  pursuant to its  determinations  with or through such persons,  brokers  or  dealers,  in  conformity  with the  policy  with  respect  to  brokerage  as set forth in the Fund's
Prospectus  and  Statement  of  Additional  Information,  or as the  Board of  Trustees  may  determine  from time to time.
Generally,   the  Investment   Manager's  primary   consideration  in  placing  Portfolio   securities   transactions  with
broker-dealers  for  execution is to obtain and maintain the  availability  of,  execution at the best net price and in the most effective manner  possible.  The Investment  Manager may consider sale of the shares of the Portfolio,  subject to the requirements of best net price and most favorable execution.

         Consistent  with this policy,  the  Investment  Manager will take the following into  consideration:  the best net price available;  the reliability,  integrity and financial  condition of the broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the broker-dealer to the investment  performance of the
Portfolio on a continuing basis.  Accordingly,  the cost of the brokerage  commissions to the Portfolio may be greater than that  available from other brokers if the  difference is reasonably  justified by other aspects of the portfolio  execution services  offered.  Subject to such  policies  and  procedures  as the Board of  Trustees  of the Fund may  determine,  the
Investment  Manager  shall not be deemed to have acted  unlawfully  or to have  breached  any duty  solely by reason of its having caused the Portfolio to pay a broker or dealer that provides  research  services to the  Investment  Manager for the
Portfolio's  use an amount of  commission  for  effecting a  portfolio  investment  transaction  in excess of the amount of commission  another  broker or dealer  would have  charged for  effecting  that  transaction,  if the  Investment  Manager, determines in good faith that such amount of commission  was  reasonable in relation to the value of the research  services provided  by such  broker,  viewed in terms of either that  particular  transaction  or the  Investment  Manager's  ongoing responsibilities  with  respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders placed by it on behalf of the Portfolio to such brokers and dealers who also provide research or statistical  material,  or other services to the Fund or the  Investment  Manager.  Such  allocation  shall be in such amounts and  proportions as the
Investment  Manager shall determine and the Investment  Manager will report on said allocations to the Board of Trustees of the Fund  regularly as requested by the Board and, in any event,  at least once each calendar  year if no specific  request is made, indicating the brokers to whom such allocations have been made and the basis therefor.

4.       Control by Board of Trustees.  Any  investment  program  undertaken  by the  Investment  Manager  pursuant to this
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Agreement,  as well as any other activities  undertaken by the Investment  Manager on behalf of the Fund pursuant  thereto, shall at all times be subject to any directives of the Board of Trustees of the Fund.

5.       Compliance with Applicable  Requirements.  In carrying out its  obligations  under this Agreement,  the Investment
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Manager shall at all times conform to:

         (a) all  applicable  provisions  of the  Investment  Company  Act and  Investment  Advisers  Act and any rules and regulations adopted thereunder, as amended; and

         (b) the  provisions  of the  Registration  Statements  of the  Fund  under  the  Securities  Act of  1933  and the
Investment  Company Act,  including the investment  objectives,  policies and  restrictions,  and  permissible  investments specified therein; and

         (c)  the provisions of the Declaration of Trust of the Fund, as amended; and

         (d)  the provisions of the By-laws of the Fund, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The expenses  connected with the Fund shall be allocable between the Fund and the Investment Manager as
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follows:

         (a) The  Investment  Manager  shall  furnish,  at its  expense  and without  cost to the Fund,  the  services of a
President,  Secretary,  and one or more Vice  Presidents  of the Fund, to the extent that such  additional  officers may be required by the Fund for the proper conduct of its affairs.

         (b) The  Investment  Manager  shall  further  maintain,  at its expense and  without  cost to the Fund,  a trading function in order to carry out its obligations under  subparagraphs  (f), (g) and (h) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs (including  applicable office space,  facilities and equipment) of the services of a principal  financial  officer of the Fund  whose  normal  duties  consist of  maintaining  the  financial accounts and books and records of the Fund;  including the reviewing of  calculations  of net asset value and preparing tax returns; or

                  (ii) any of the costs (including  applicable  office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal  financial officer.  Notwithstanding the  obligation of the Fund to bear the expense of the  functions  referred to in clauses (i) and (ii) of this subparagraph (c), the Investment Manager may pay the salaries,  including any applicable  employment or payroll taxes and other salary costs, of the principal  financial officer and other personnel carrying out such functions and the Fund shall reimburse the Investment Manager therefor upon proper accounting.

         (d) All of the ordinary  business  expenses  incurred in the operations of the Fund and the offering of its shares shall be borne by the Fund unless  specifically  provided  otherwise in this  paragraph 6. These  expenses  include but are not  limited  to  brokerage  commissions,  legal,  auditing,  taxes  or  governmental  fees,  the cost of  preparing  share certificates,  custodian,  depository,  transfer and shareholder service agent costs,  expenses of issue, sale,  redemption and  repurchase of shares,  expenses of  registering  and  qualifying  shares for sale,  insurance  premiums on property or personnel  (including  officers and trustees if  available)  of the Fund which inure to its benefit,  expenses  relating to trustee and shareholder  meetings,  the cost of preparing and distributing  reports and notices to  shareholders,  the fees and other expenses incurred by the Fund in connection with membership in investment  company  organizations and the cost of printing copies of prospectuses and statements of additional information distributed to shareholders.

7.       Delegation  of  Responsibilities.  Upon the request of the Fund's Board of Trustees,  the  Investment  Manager may
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perform  services on behalf of the Fund which are not  required by this  Agreement.  Such  services  will be  performed  on behalf of the Fund and the  Investment  Manager's  cost in  rendering  such  services  may be billed  monthly  to the Fund, subject to  examination  by the Fund's  independent  accountants.  Payment or assumption by the  Investment  Manager of any
Fund  expense that the  Investment  Manager is not  required to pay or assume  under this  Agreement  shall not relieve the
Investment  Manager of any of its obligations to the Fund nor obligate the Investment  Manager to pay or assume any similar
Fund expense on any subsequent occasion.

8.       Engagement of  Sub-advisors  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the
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Fund's Board of Trustees,  and where  required,  the  shareholders  of the  Portfolio,  a sub-advisor  to provide  advisory services in relation to the  Portfolio.  Under such  sub-advisory  agreement,  the  Investment  Manager may delegate to the sub-advisor the duties outlined in subparagraphs (e), (f), (g) and (h) of paragraph 2 hereof.

9.       Compensation.  The Fund shall pay the Investment  Manager in full compensation for services rendered  hereunder an
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annual investment advisory fee, payable monthly, of 1.00% of the average daily net assets of the Portfolio.

10.      Non-Exclusivity.  The services of the  Investment  Manager to the  Portfolio are not to be deemed to be exclusive,
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and the Investment  Manager shall be free to render investment  advisory and corporate  administrative or other services to others  (including  other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed  that officers or  directors  of the  Investment  Manager may serve as  officers  or trustees of the Fund,  and that  officers or trustees of the Fund may serve as officers or  directors  of the  Investment  Manager to the extent  permitted  by law; and
that the officers and directors of the Investment  Manager are not prohibited from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners,  officers or directors of any other firm or corporation, including other investment companies.

11.      Term and Approval.  This  Agreement  shall become  effective on November 11, 2002 and shall  continue in force and
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effect from year to year, provided that such continuance is specifically approved at least annually:

         (a) (i) by the Fund's Board of Trustees or (ii) by the vote of a majority of the  Portfolio's  outstanding  voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

         (b) by the  affirmative  vote of a majority of the  trustees who are not parties to this  Agreement or  interested persons of a party to this  Agreement  (other  than as Fund  trustees),  by votes cast in person at a meeting  specifically called for such purpose.

12.      Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the
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completion of any  transactions  already  initiated on behalf of the Portfolio,  by vote of the Fund's Board of Trustees or by vote of a majority of the Portfolio's  outstanding voting securities,  or by the Investment Manager, on sixty (60) days'
written  notice to the other  party.  The  notice  provided  for  herein  may be waived  by either  party.  This  Agreement automatically  terminates in the event of its assignment,  the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

13.      Liability of Investment  Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,  gross
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negligence or reckless  disregard of  obligations or duties  hereunder on the part of the Investment  Manager or any of its officers,  trustees or employees,  it shall not be subject to liability to the Fund or to any  shareholder of the Portfolio for any act or omission in the course of, or connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.      Liability of Trustees and  Shareholders.  A copy of the Agreement and  Declaration of Trust of the Fund is on file
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with the Secretary of The  Commonwealth  of  Massachusetts,  and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not  individually  and that the  obligations of this  instrument are not binding  upon any of the  trustees or  shareholders  individually  but are binding only upon the assets and property of the
Fund.  Federal and state laws impose  responsibilities  under certain  circumstances  on persons who act in good faith, and therefore,  nothing  herein shall in any way  constitute a waiver of  limitation of any rights which the Fund or Investment
Manager may have under applicable law.

15.      Notices.  Any notices under this Agreement shall be in writing,  addressed and delivered or mailed postage paid to
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the other party at such address as such other party may  designate for the receipt of such notice.  Until  further  notice, it is agreed that the address of the Fund shall be 126 High Street,  Boston,  Massachusetts,  02110, and the address of the
Investment Manager shall be One Corporate Drive, Shelton, Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a
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counterpart  in or  otherwise  derived  from a term or  provision  of the  Investment  Company  Act,  shall be  resolved by reference to such term or provision of the Act and to  interpretations  thereof,  if any, by the United States Courts or in the absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange
Commission  issued  pursuant to said Act. In addition,  where the effect of a requirement  of the  Investment  Company Act, reflected in any  provision of this  Agreement is released by rules,  regulation  or order of the  Securities  and Exchange
Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                              AMERICAN SKANDIA TRUST

Attest:                                                       By: _______________________________________
Richard G. Davy
__________________________________                                     Vice President

                                                              AMERICAN SKANDIA INVESTMENT
                                                              SERVICES, INCORPORATED

Attest:                                                       By: _______________________________________
                                                                       John Birch
__________________________________                                     Senior Vice President & Chief Operating Officer